UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2006

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2006, Encore Credit Corp., a direct wholly owned subsidiary of the registrant, Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant, and the registrant entered into Amendment No. 8 to the Master Repurchase Agreement with Credit Suisse First Boston Mortgage Capital LLC (“Amendment No. 8”). The purpose of Amendment No. 8 was to amend the Maintenance of Profitability Section from October 1, 2005 through and including March 31, 2006, the Waiver Period. Amendment No. 8 is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

On April 17, 2006, the registrant issued a press release announcing information regarding its financial results for the fourth quarter and year ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K is not incorporated by reference into any filings of the registrant made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

January 6, 2006 Reorganization

On January 6, 2006, the registrant announced a reorganization. The reorganization involved the closing of four of the registrant’s seven wholesale loan processing centers and the consolidation of wholesale lending operations into the registrant’s three remaining centers located regionally in Irvine, Calif.; Downers Grove, Ill.; and Glen Allen, Va. Lending operations for the registrant’s retail subsidiary, Bravo Credit Corporation, were consolidated into the Irvine and Glen Allen centers. The reorganization resulted in a reduction in force of approximately 400 employees. Although estimates are subject to change as additional information becomes available, the registrant expects to incur the following costs and cash expenditures as part of the restructuring:

	Termination Costs	Cash Expenditures
	(in thousands)
One time termination benefits and contract termination costs
Employee costs	$1,275	$1,275
Lease termination costs	6,241	7,420

Total	$7,516	$8,695

Fixed asset impairment	$1,834	n/a

The impairment charge of $1,834,000 relates to furniture and equipment at the locations to be closed. This charge was recorded as of December 31, 2005, as these assets are not expected to provide any future benefit to the registrant. Employee and lease termination costs were recorded during the first quarter ended March 31, 2006, as this was the “cease-use date”, as defined by Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

Cash expenditures for lease termination costs are net of $8,942,000 in estimated sublease rentals to be received assuming the registrant is successful in its efforts to obtain fair value sublease rentals on leases, which cannot be immediately terminated.

April 11, 2006 Reduction in Workforce

On April 11, 2006, the registrant announced that it would reduce its workforce by an additional 170 people nationwide. Although estimates are subject to change as additional information becomes available, the registrant expects to incur the following costs and cash expenditures as part of the restructuring:

	Termination Costs	Cash Expenditures
Employee costs	$1,299	$1,299
Lease termination costs	434	434

	$1,733	$1,733

A copy of the press release issued by the registrant on April 11, 2006, with respect to the reduction in force is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.05.

Item 2.06.	Costs Associated with Exit or Disposal Activities.

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 8 to Master Repurchase Agreement, dated as of April 11, 2006, by and between Credit Suisse First Boston Mortgage Capital LLC, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.

99.1	Press release dated April 17, 2006.

99.2	Press release dated April 11, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

April 17, 2006	By:	/s/ Shahid S. Asghar
Shahid S. Asghar
President and Co-Chief Executive Officer